NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

BARFRESH FOOD GROUP Inc.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. EN-____	Issuance Date: December 23, 2014

Barfresh Food Group Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Extension Warrant”), at any time or times on or after the Issuance Date set forth above (“Issuance Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ____________________________ (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Extension Warrant Shares”).

This Extension Warrant is issued pursuant to that certain promissory note payable to the initial Holder (“Note;” all terms defined in the Note shall have the same meanings herein unless they are defined herein), warrant issued to the initial Holder (“Original Warrant”) and a Registration Rights Agreement (“RRA”) entered into in connection herewith.

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1. Exercise of Extension Warrant.

(a) Mechanics of Exercise.

(i) Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), the purchase rights represented by this Extension Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, by the surrender of this Extension Warrant and the Notice of Exercise annexed hereto as Exhibit A duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, or (ii) by cashless exercise as set forth in Section 1(c), below, of the purchase price of the shares to be purchased.

(ii) This Extension Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above and payment of the Exercise Price if exercised for cash, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date (the “Exercise Date”). As promptly as practicable on or after the Exercise Date, but in no event more than three (3) business days thereafter (the “Warrant Share Delivery Date”), the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Extension Warrant is exercised in part, the Company at its expense will execute and deliver a new Extension Warrant of like tenor exercisable for the number of shares for which this Extension Warrant may then be exercised.

(iii) The Holder, at its option, may exercise this Extension Warrant in a cashless exercise transaction pursuant to this subsection (c) (a “Cashless Exercise”). In order to effect a Cashless Exercise, the Holder shall surrender this Extension Warrant at the principal office of the Company together with an Exercise Form, completed and executed, indicating Holder’s election to effect a Cashless Exercise, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Extension Warrant is being Exercised.

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A = the Market Price of one (1) share of Common Stock (for purposes of this Section 1(c), where “Market Price,” means the Volume Weighted Average Price (as defined herein) of one (1) share of Common Stock during the ten (10) consecutive Trading Day period immediately preceding the Exercise Date.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on The NASDAQ Global Market (“NASDAQ”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Extension Warrants and the Company (“Bloomberg”) or, if NASDAQ is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the average of the last closing trade price of such security over the ten trading days prior to the Exercise Date, with such closing trade prices as reported by Bloomberg. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as determined in good faith by the Company’s Board of Directors. “Trading Day” shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issued upon Exercise of this Extension Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time this Extension Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issued upon Exercise of this Extension Warrant in a Cashless Exercise transaction shall be deemed to have commenced on the date this Extension Warrant was issued.

In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price or Market Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or email within four (4) business days of receipt, or deemed receipt, of the Exercise Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile or email (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or delayed or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price to the Company’s independent, outside accountant, or another accounting firm of national standing selected by the Company. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than the later of (i) five (5) business days from the time it receives the disputed determinations or calculations or (ii) five (5) business days from the selection of the investment bank and accounting firm, as applicable. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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(b) Exercise Price. For purposes of this Extension Warrant, “Exercise Price” means $0.485, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue to the Holder within the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice (or four (4) Trading Days if the Exercise Notice is delivered after 5:00 P.M., New York City time, on the Exercise Date) and (ii) two (2) Trading Days after the Company’s receipt of the Aggregate Exercise Price (or three (3) Trading Days if the Company receives the Aggregate Exercise Price after 5:00 P.M., New York City time, on the Exercise Date) (such later date, the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Extension Warrant (as the case may be), and if after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii).

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(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Extension Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Extension Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(e) Limitations on Exercises. Notwithstanding anything to the contrary contained in this Extension Warrant, this Extension Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder together with any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise and as a result of such exercise, unless Holder and its affiliates beneficially own in excess of Maximum Percentage prior to the issuance of this Extension Warrant. To the extent the above limitation applies, the determination of whether this Extension Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Extension Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Extension Warrant. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Extension Warrant. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of the Extension Warrants. At any time when this Extension Warrant, in its entirety or a portion thereof, is not exercisable by Holder in accordance with the Maximum Percentage limitation described above, Holder may not assign or otherwise transfer this Extension Warrant in its entirety (in the event that the entirety of the Extension Warrant is not exercisable as described) or the portion of this Extension Warrant that is not exercisable as described (in the event that a portion of this Extension Warrant is not exercisable as described).

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(f) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Extension Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Extension Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Extension Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Extension Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Extension Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Extension Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement or information statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

Adjustment of Exercise Price and Number of Extension Warrant Shares. (a) If the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction (the “Adjustment Metric”) of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of Extension Warrant Shares shall be divided by the Adjustment Metric. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

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2. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Extension Warrant, and will at all times in good faith carry out all the provisions of this Extension Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Extension Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Extension Warrant, and (iii) shall, so long as any of the Extension Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Extension Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Extension Warrants then outstanding (without regard to any limitations on exercise).

3. Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Extension Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Extension Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Extension Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Extension Warrant Shares which it is then entitled to receive upon the due exercise of this Extension Warrant. In addition, nothing contained in this Extension Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Extension Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

4. Reissuance of Extension Warrants.

(a) Transfer of Extension Warrant. If this Extension Warrant is to be transferred, the Holder shall surrender this Extension Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Extension Warrant (in accordance with Section 5(d)), registered as the Holder may request, representing the right to purchase the number of Extension Warrant Shares being transferred by the Holder and, if less than the total number of Extension Warrant Shares then underlying this Extension Warrant is being transferred, a new Extension Warrant (in accordance with Section 5(d)) to the Holder representing the right to purchase the number of Extension Warrant Shares not being transferred.

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(b) Lost, Stolen or Mutilated Extension Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Extension Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Extension Warrant, the Company shall execute and deliver to the Holder a new Extension Warrant (in accordance with Section 5(d)) representing the right to purchase the Extension Warrant Shares then underlying this Extension Warrant.

(c) Exchangeable for Multiple Extension Warrants. This Extension Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Extension Warrant or Extension Warrants (in accordance with Section 5(d)) representing in the aggregate the right to purchase the number of Extension Warrant Shares then underlying this Extension Warrant, and each such new Extension Warrant will represent the right to purchase such portion of such Extension Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Extension Warrants. Whenever the Company is required to issue a new Extension Warrant pursuant to the terms of this Extension Warrant, such new Extension Warrant (i) shall be of like tenor with this Extension Warrant, (ii) shall represent, as indicated on the face of such new Extension Warrant, the right to purchase the Extension Warrant Shares then underlying this Extension Warrant (or in the case of a new Extension Warrant being issued pursuant to Section 5(a) or Section 5(c), the Extension Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Extension Warrants issued in connection with such issuance, does not exceed the number of Extension Warrant Shares then underlying this Extension Warrant), (iii) shall have an issuance date, as indicated on the face of such new Extension Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Extension Warrant.

5. Registration Rights. The Holder is entitled to the benefit of certain registration rights with respect to the Extension Warrant Shares, pursuant to the RRA. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Registration Statement on such applicable form covering the resale of all of the Registrable Securities (subject to any cutbacks based on Rule 415 of the 1933 Securities Act). The Company shall use its commercially reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Date for such Registration Statement.

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6. Notices. Whenever notice is required to be given under this Extension Warrant, unless otherwise provided herein, such notice shall be given in accordance with the RRA. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Extension Warrant, including in reasonable detail a description of such action and the reason therefor.

7. Amendment and Waiver. Any terms of the Extension Warrants may be amended, modified or waived with, but only with, the written consent of the Company and the Majority Holders (as defined in the Notes); provided, however, that no such waiver, amendment or modification will reduce the aforesaid percentage in interest of the Notes the Holders of which are required to consent to any waiver, amendment or modification; provided, further, that in the event that such waiver, amendment or modification adversely affects the rights or obligations of a Holder in a different manner than the other Holders, such waiver, amendment or modification shall also require the written consent of such differently affected Holder. Any amendment or waiver effected in accordance with this Section will be binding upon the Company, the Holders and each transferee of the Extension Warrants.

8. Severability. If any provision of this Extension Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Extension Warrant so long as this Extension Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9. Governing Law. This Extension Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Extension Warrant shall be governed by, the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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10. Construction; Headings. This Extension Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Extension Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Extension Warrant.

11. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Extension Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or email (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Extension Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile or email (a) the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Extension Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. With regard to any conflict of methods for dispute resolution as described in this paragraph compared to methods described in 1(a)(iii) above, the latter shall prevail and be the applicable method in that circumstance.

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12. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Extension Warrant shall be cumulative and in addition to all other remedies available under this Extension Warrant, the Original Warrants, the Notes and the RRA, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Extension Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Extension Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Extension Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Extension Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

13. Transfer. Neither the issuance and sale of the securities represented by this certificate nor the securities into which these securities are exercisable have been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities may not be offered for sale, sold, transferred or assigned (i) in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933, as amended, or (b) an opinion of counsel to the Holder (if requested by the Company), in a form reasonably acceptable to the Company, that registration is not required under said Act or (ii) unless sold or eligible to be sold pursuant to Rule 144 or Rule 144a under said Act. Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the securities.

14. Certain Definitions. For purposes of this Extension Warrant, the following terms shall have the following meanings:

(a) “Common Stock” means the common stock, $0.000001 par value per share, of the Company.

(b) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

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(c) “Expiration Date” means December 20, 2017, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(d) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(e) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(f) “Principal Market” means the OTC Bulletin Board.

(g) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set out above.

BARFRESH FOOD GROUP Inc.

By:
Name:	Arnold Tinter
Title:	Chief Financial Officer

EXHIBIT A

EXERCISE NOTICE

BARFRESH FOOD GROUP Inc.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Barfresh Food Group Inc., a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Registered Holder

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ______________, from the Company and acknowledged and agreed to by _______________.

Date: __________________	BARFRESH FOOD GROUP Inc.

By:
Name:
Title: